UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

Metacrine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39512	47-2297384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3985 Sorrento Valley Blvd., Suite C San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 369-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On March 18, 2021, Metacrine, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, Dr. Robert Adelman informed the Board of Directors (the “Board”) of Metacrine, Inc. (the “Company”) of his resignation as a member of the Board and the Compensation Committee of the Board, effective as of March 17, 2021. Dr. Adelman’s decision to resign was not related to any disagreement with the Company over any of its operations, policies, or practices.

On March 17, 2021, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Jeffrey Jonker to the Board, to fill the vacancy created by Dr. Adelman’s resignation. Mr. Jonker was appointed as a Class I director with a term expiring at the 2021 annual meeting of stockholders at which time he will stand for reelection by the Company’s stockholders. The Board determined that Mr. Jonker is independent under the listing standards of The Nasdaq Stock Market.

As a non-employee director, Mr. Jonker will receive compensation for his Board service in accordance with the Company’s Non-Employee Director Compensation Policy, previously filed as Exhibit 10.5 to the Company’s registration statement on Form S-1 (File No 333-248292), which policy is incorporated herein by reference. In addition, Mr. Jonker has entered into an indemnity agreement with the Company in the form previously entered into between the Company and its existing non-employee directors. Mr. Jonker is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Jonker and any other persons pursuant to which he was selected as a director. Mr. Jonker has not been appointed to any committee of the Board at this time.

On March 18, 2021, the Company issued a press release announcing Mr. Jonker’s appointment. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this Current Report.

Exhibit Number	Description
99.1	Press release dated March 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Metacrine, Inc.

Date: March 18, 2021	By:	/s/ Patricia Millican
Patricia Millican
Chief Financial Officer (Principal Financial and Accounting Officer)

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